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                                                                   EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                                 P.O. BOX 7880
                            SAN FRANCISCO, CA 94120
                              Tel: (415) 983-1000
                              Fax: (415) 983-1200


                                                     February 11, 1997



Biosite Diagnostics Incorporated
11030 Roselle Street
San Diego, CA 92121


  Re:     Registration Statement on Form S-8


Gentlemen:

  With reference to the Registration Statement on Form S-8 to be filed by Biosite Diagnostics Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 100,000 shares of the Company's Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan of the Company (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                                   Very truly yours,


                                                /S/PILLSBURY MADISON & SUTRO LLP